Exhibit 23.01
Consent of Independent Registered Public Accounting Firm

The Board of Directors
VeriSign, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-39212, 333-45237, 333-46803, 333-50072, 333-53230, 333-58583, 333-59458, 333-69818, 333-75236, 333-82941, 333-86178, 333-86188, 333-106395, 333-113431, 333-117908, 333-123937, 333-125052, 333-126352, 333-127249, 333-132988, 333-134026, 333-144590, and 333-147136) on Form S-8, the registration statements (Nos. 333-74393, 333-77433, 333-89991, 333-94445, 333-72222, and 333-76386) on Forms S-3 and registration statements (Nos. 333-190732, 333-204485) on Form S-4 of VeriSign, Inc. (the Company) of our reports dated February 19, 2016 with respect to the consolidated balance sheets of VeriSign, Inc., as of December 31, 2015 and 2014, and the related consolidated statements of comprehensive income, stockholders' deficit, and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10-K of the Company.
Out report on the consolidated financial statements refers to a change in classification of deferred tax assets and liabilities in the Company’s consolidated balance sheet.

/s/ KPMG LLP
McLean, Virginia
February 19, 2016